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                                                                Exhibit 10(dd)

                                                   December 20, 1999



THIS LETTER CONSTITUTES PART OF A PROSPECTUS
COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED

   RE:  Lockheed Martin Corporation 1995 Omnibus Performance Award Plan ("Plan")

Dear Optionee:

   Effective December 2, 1999, the Stock Option Subcommittee of the Board of Directors of Lockheed Martin Corporation (the "Corporation") has amended the terms of your outstanding Lockheed Martin stock options previously granted under the referenced Plan. The amendments provide that:

 . If you die, the expiration date of your outstanding options will be unaffected and will expire at the end of their remaining term. This amends the duration of the exercise period for your beneficiaries from three years following your death to the end of your options' remaining term.

 . If you are divested from the Corporation as defined in your outstanding Plan award agreements, the vesting schedule of your outstanding options will be unaffected by the divestiture and your outstanding options will expire on the fifth anniversary of the effective date of the divestiture, or the original expiration date, whichever occurs first. This amends the duration of the exercise period following divestiture from one year to five years (but in no case longer than the original term), and provides for continued vesting of your options following divestiture (previously, unvested options at the time of the divestiture were forfeited). The provision concerning your rights upon voluntary or involuntary termination (other than layoff) has also been amended but the amendments are technical and do not change the meaning of the provision.

The full text of the amendments (including non-substantive technical changes) as implemented in the award letters previously issued to you follow:

     SPECIAL RULES AS TO EXPIRATION AND FORFEITURE

       Death - Options will expire at the end of their remaining term.

       Resignation, Lay-Off or Termination for Cause - If you resign or otherwise terminate, whether voluntarily or by action of the Corporation and in the latter case
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     whether with or without "cause," unvested Options will be forfeited upon your termination. Vested Options will expire at the end of their remaining term or 186 calendar days following your resignation or termination, whichever is shorter. If you are laid off, your options will be unaffected, and will vest and be exercisable until the end of their remaining term, in accordance with the terms of the Plan.

       Divestiture - If the Corporation divests (as defined below) all or substantially all of a business operation of the Corporation and such divestiture results in the termination of the recipient's employment with the Corporation or its subsidiaries and transfer of such employment to the other party to the divestiture, the special rules in this paragraph will apply. Your service with the other party to the divestiture will be treated as service with the Corporation and you will continue to vest in your unvested options while employed by that party as though you had remained in the employ of the Corporation. Following a divestiture, your vested options will be exercisable until the first to occur of (i) the fifth anniversary of the effective date of the divestiture; or (ii) the original expiration date ("Divestiture Expiration Date"). If you die following divestiture but prior to the Divestiture Expiration Date, all unvested options will immediately vest as of the date of death and be exercisable by your beneficiary until the Divestiture Expiration Date. For the purposes of this provision, the term "divestiture" shall mean a transaction which results in the transfer of control of the business operation divested to any person, corporation, association, partnership, joint venture or other business entity of which less than 50% of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled directly or indirectly, by the Corporation, one or more of the Corporation's subsidiaries or by a combination thereof.

   This letter is intended to notify each holder of options under the Plan that the amendments have been fully implemented on a prospective basis as of December 2, 1999 and will apply to divestitures and deaths occurring after that date. Except for the amendments, which serve as an extension of the exercise periods under circumstances of divestiture or death from those previously authorized, each option remains in full force and effect in accordance with its terms in effect prior to the amendments. The amendments do not apply at this time to
Section 16 Insiders.

   If you have questions regarding the amendments, please address them to ____, or me.

                                                Very truly yours,


                                                /s/ Lillian M. Trippett